Exhibit 99.1
ESS Tech, Inc. Announces Third Quarter 2023 Financial Results
Announced Strategic Partnership with Honeywell

WILSONVILLE, Ore. – November 7, 2023 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE: GWH), a leading manufacturer of long-duration energy storage systems for commercial and utility-scale applications, today announced financial results for its third quarter ended September 30, 2023.
“In the third quarter, ESS again made significant progress executing on improving our internal operations, commissioning units at existing customer sites, strengthening our balance sheet, and broadening customer traction. This progress with our customers and operations is reflected in our year to date revenue of $4.7 million, which is an increase of nearly 700% from last year. I’m also pleased to share that we successfully completed commissioning of a number of Energy Warehouses, including the six we delivered to Sacramento Municipal Utility District last quarter,” said Eric Dresselhuys, CEO of ESS.
“Worldwide demand for reliable, safe, energy storage technology is growing rapidly and is reflected in the solid customer demand we’re seeing in the market. We continue to expect a material increase in revenue in the fourth quarter, which should lead to $9 million in revenue for the full year. Furthermore, our transformative partnership with Honeywell serves as a tremendous validation of the unique value proposition of our iron flow battery and our position in the market. The collaboration between ESS and Honeywell will not only strengthen our technology, operations and go-to-market, but the cash infusion from Honeywell also bolsters our balance sheet and extends our cash runway well into 2025. In addition, we’re well underway in building our first Energy Center with Portland General Electric and expect it to be operational this year, which should translate to shipping commercial units in the second half of 2024. Combined, these drivers in our business positions ESS for long-term growth and profitability expansion.”
Recent Business Highlights
•In September 2023, ESS entered into a strategic collaboration with Honeywell to advance technology development and market adoption of iron flow battery energy storage systems. Honeywell has made an investment in ESS as part of this collaboration, adding $42.5 million to our balance sheet, and will incorporate ESS technology in their clean energy go-to-market efforts, with an initial target to purchase $300 million of ESS product in the coming years. ESS will also integrate Honeywell’s flow-battery IP with its own extensive IP portfolio.
•ESS is finalizing its agreement with LEAG, a major German energy provider, for the first phase of their multi-year project targeting commissioning in 2027 to build a 500 MWh iron flow battery system at the LEAG Boxberg Power Plant site in Germany. This installation, when complete, will create a repeatable building block to support LEAG’s objective to create up to 20GWh of storage to be paired with solar and local hydrogen production, creating the largest green-energy hub in Europe.
•In Q3, ESS completed commissioning of six Energy Warehouse™ systems that were delivered to the Sacramento Municipal Utility District (SMUD) last quarter for the first phase of our relationship to support SMUD’s 2030 Zero Carbon Plan. As previously announced, ESS has agreed to supply up to 2 GWh of long-duration energy storage over the next four years in the form of Energy Warehouses™ and Energy Centers™. As part of this multi-year agreement, ESS also intends to set up facilities for battery system assembly, operations and maintenance support and project delivery in Sacramento, creating local, high-paying jobs. In addition, ESS and SMUD plan to team up with local colleges and universities to establish a

Center of Excellence to expand and train the workforce that will be needed to support long-duration energy storage technology.
•In September 2023, ESS was awarded an Export Achievement Certificate by the United States Department of Commerce for expanding global deployment of its American-made, innovative long-duration energy storage technology. The Export Achievement Certificate is presented by the U.S. Department of Commerce to American companies making significant contributions to exports. Exports of ESS’ iron flow battery systems have increased significantly over the past year as global demand for long-duration energy storage continues to grow.
•In August 2023, Stanwell Corporation, a major electricity generator owned by the Queensland government, and Energy Storage Industries Asia Pacific (ESI), our Australian partner, unveiled an initial iron flow battery energy storage system pilot project at the Stanwell Power Station. Subsequently, in October, the Premier of Queensland announced that the state government plans to expand this project to a 150 MW installation and Stanwell has taken an option to purchase up to 200 MW of storage per year thereafter.
•On August 17, 2023 Jeff Loebbaka was named Chief Commercial Officer of ESS.
•On August 29, 2023, ESS announced the appointment of Harry Quarls to its Board of Directors as Chairman. Michael Niggli, the ESS Founding Board Chairman, will remain on the board to assist with this transition. Harry Quarls has over four decades of energy experience and brings considerable strategic, financial, transactional, and energy investing experience to ESS.
Conference Call Details
ESS will hold a webcast conference call on Tuesday, November 7, 2023 at 5:00 p.m. EST to discuss financial results for its third quarter 2023 ended September 30, 2023. Interested parties may join the conference call beginning at 5:00 p.m. EST on Tuesday, November 7, 2023 via telephone by calling (833) 927-1758 in the U.S., or for international callers, by calling +1 (929) 526-1599 and entering conference ID 307911. A telephone replay will be available until November 14, 2023, by dialing (866) 813-9403 in the U.S., or for international callers, +44 (204) 525-0658 with conference ID 679393. A live webcast of the conference call will be available on ESS’ Investor Relations website at http://investors.essinc.com/.
A replay of the call will be available via the web at http://investors.essinc.com/.
About ESS, Inc.
At ESS (NYSE: GWH), our mission is to accelerate global decarbonization by providing safe, sustainable, long-duration energy storage that powers people, communities and businesses with clean, renewable energy anytime and anywhere it’s needed. As more renewable energy is added to the grid, long-duration energy storage is essential to providing the reliability and resiliency we need when the sun is not shining and the wind is not blowing.
Our technology uses earth-abundant iron, salt and water to deliver environmentally safe solutions capable of providing up to 12 hours of flexible energy capacity for commercial and utility-scale energy storage applications. Established in 2011, ESS enables project developers, independent power producers, utilities and other large energy users to deploy reliable, sustainable long-duration energy storage solutions. For more information visit www.essinc.com.
Energy Warehouses and Energy Centers are trademarks of ESS Tech, Inc. Any third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between ESS and the third party unless expressly stated.
Use of Non-GAAP Financial Measures
In this press release and the accompanying earnings call, the Company includes Non-GAAP Operating Expenses and Adjusted EBITDA, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release and the accompanying earnings call to the most directly comparable measures under GAAP. The Company’s management believes Non-GAAP Operating Expenses and Adjusted EBITDA are useful in evaluating its operating performance and are similar measures reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Further, Non-GAAP Operating Expenses are not intended to be a substitute for GAAP Operating Expenses or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
The Company defines and calculates Non-GAAP Operating Expenses as GAAP Operating Expenses adjusted for stock-based compensation and other special items determined by management as they are not indicative of business operations. The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, (benefit) provision for income taxes, and depreciation, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities associated with debt and equity transactions as they are not indicative of business operations.
Forward-Looking Statements
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding revenue expectations, the Company’s manufacturing plans, the Company’s order and sales pipeline, the Company’s ability to execute on orders, the Company’s ability to effectively manage costs, and the Company’s partnerships with third parties such as Honeywell, LEAG, ESI and Sacramento Municipal Utility District. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, continuing supply chain issues; delays, disruptions, or quality control problems in the Company’s manufacturing operations; the Company’s ability to hire, train and retain an adequate number of manufacturing employees; issues related to the shipment and installation of the Company’s products; issues related to customer acceptance of the Company’s products; issues related to the Company’s partnerships with third parties; inflationary pressures; risk of loss of government funding for customer projects; and the Company’s need to achieve significant business growth to achieve sustained, long-term profitability; as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, to be filed with the SEC on November 14, 2023, and its other filings filed with the SEC. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
Erik Bylin
investors@essinc.com
Media:
Morgan Pitts
+1 (503) 568-0755

Morgan.Pitts@essinc.com

Source: ESS Tech, Inc.

ESS Tech, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Revenue	$1,544	$191	$4,741	$595
Revenue - related parties	1	1	3	$283
Total revenue	1,545	192	4,744	$878
Cost of revenue	10,183	—	10,183	—
Gross profit (loss)	(8,638)	192	(5,439)	878
Operating expenses:
Research and development	1,609	20,127	38,790	49,190
Sales and marketing	2,056	1,815	5,648	5,217
General and administrative	5,831	5,981	16,963	20,567
Total operating expenses	9,496	27,923	61,401	74,974
Loss from operations	(18,134)	(27,731)	(66,840)	(74,096)
Other income (expenses), net:
Interest income, net	1,155	781	3,737	999
Gain (loss) on revaluation of common stock warrant liabilities	344	(4,585)	917	20,515
Other income (expense), net	17	(62)	738	(312)
Total other income (expenses), net	1,516	(3,866)	5,392	21,202
Net loss and comprehensive loss to common stockholders	$(16,618)	$(31,597)	$(61,448)	$(52,894)

Net loss per share - basic and diluted	$(0.11)	$(0.21)	$(0.40)	$(0.35)

Weighted-average shares used in per share calculation - basic and diluted	157,076,260	152,861,300	155,377,648	152,427,346

ESS Tech, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$37,173	$34,767
Restricted cash, current	1,373	1,213
Accounts receivable, net	1,265	4,952
Short-term investments	87,329	105,047
Inventory	2,256	—
Prepaid expenses and other current assets	2,035	5,657
Total current assets	131,431	151,636
Property and equipment, net	17,986	17,570
Intangible assets, net	4,990	—
Operating lease right-of-use assets	2,485	3,401
Restricted cash, non-current	945	675
Other non-current assets	824	271
Total assets	$158,661	$173,553
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,192	$3,036
Accrued and other current liabilities	9,846	14,125
Accrued product warranties	2,636	1,643
Operating lease liabilities, current	1,541	1,421
Deferred revenue	1,424	6,168
Notes payable, current	—	1,600
Total current liabilities	18,639	27,993
Notes payable, non-current	—	315
Operating lease liabilities, non-current	1,365	2,535
Deferred revenue, non-current	19,905	2,442
Common stock warrant liabilities	2,292	3,209
Other non-current liabilities	—	85
Total liabilities	42,201	36,579
Stockholders' equity:
Preferred stock ($0.0001 par value; 200,000,000 shares authorized, none issued and outstanding as of September 30, 2023 and December 31, 2022)	—	—
Common stock ($0.0001 par value; 2,000,000,000 shares authorized, 173,007,592 and 153,821,339 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	18	16
Additional paid-in capital	796,469	755,537
Accumulated deficit	(680,027)	(618,579)
Total stockholders' equity	116,460	136,974
Total liabilities and stockholders' equity	$158,661	$173,553

ESS Tech, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(61,448)	$(52,894)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,187	828
Non-cash interest income	(2,438)	(527)
Non-cash lease expense	916	841
Stock-based compensation expense	7,673	8,703
Inventory write-downs and losses on noncancellable purchase commitments	11,422	—
Change in fair value of common stock warrant liabilities	(917)	(20,515)
Other non-cash (income) expenses, net	(34)	306
Changes in operating assets and liabilities:
Accounts receivable, net	3,874	437
Inventory	(13,132)	—
Prepaid expenses and other assets	3,701	1,497
Accounts payable	275	(1,604)
Accrued and other current liabilities	(4,305)	5,525
Accrued product warranties	993	1,148
Deferred revenue	12,532	(117)
Operating lease liabilities	(1,050)	(248)
Net cash used in operating activities	(38,751)	(56,620)

Cash flows from investing activities:
Purchases of property and equipment	(4,209)	(11,186)
Maturities and purchases of short-term investments, net	20,208	(123,467)
Net cash provided by (used in) investing activities	15,999	(134,653)

Cash flows from financing activities:
Proceeds from issuance of common stock and common stock warrants, net of issuance costs	27,132	—
Payments on notes payable	(1,733)	(1,500)
Proceeds from stock options exercised	236	102
Proceeds from contributions to Employee Stock Purchase Plan	332	—
Repurchase of shares from employees for income tax withholding purposes	(165)	(2,808)
Other, net	(214)	(15)
Net cash provided by (used in) financing activities	25,588	(4,221)

Net change in cash, cash equivalents and restricted cash	2,836	(195,494)
Cash, cash equivalents and restricted cash, beginning of period	36,655	240,232
Cash, cash equivalents and restricted cash, end of period	$39,491	$44,738

ESS Tech, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Supplemental disclosures of cash flow information:
Cash paid for operating leases included in cash used in operating activities	$1,246	$1,213
Non-cash investing and financing transactions:
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	747	1,718
Right-of-use operating lease assets obtained in exchange for lease obligations	—	4,534
Right-of-use finance lease assets obtained in exchange for lease obligations	—	123
Common stock warrants issued for the acquisition of intangible assets	4,990	—

Cash and cash equivalents	$37,173	$42,896
Restricted cash, current	1,373	1,167
Restricted cash, non-current	945	675
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$39,491	$44,738

ESS Tech, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Research and development	$1,609	$20,127	$38,790	$49,190
Less: stock-based compensation	(278)	(767)	(2,401)	(1,941)
Non-GAAP research and development	$1,331	$19,360	$36,389	$47,249

Sales and marketing	$2,056	1,815	$5,648	$5,217
Less: stock-based compensation	(211)	(127)	(526)	(306)
Non-GAAP sales and marketing	$1,845	$1,688	$5,122	$4,911

General and administrative	$5,831	$5,981	$16,963	$20,567
Less: stock-based compensation	(1,522)	(2,104)	(3,868)	(6,456)
Non-GAAP general and administrative	$4,309	$3,877	$13,095	$14,111

Total operating expenses	$9,496	$27,923	$61,401	$74,974
Less: stock-based compensation	(2,011)	(2,998)	(6,795)	(8,703)
Non-GAAP total operating expenses	$7,485	$24,925	$54,606	$66,271

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Net loss	$(16,618)	$(61,448)
Interest income, net	(1,155)	(3,737)
Stock-based compensation	2,889	7,673
Depreciation	1,082	3,180
Gain (loss) on revaluation of common stock warrant liabilities	(344)	(917)
Other income (expense), net	(17)	(738)
Adjusted EBITDA	$(14,163)	$(55,987)